Exhibit 99.1
Press Release
FOR IMMEDIATE RELEASE
ALLIED WORLD ANNOUNCES COMPLETION OF REDOMESTICATION OF
HOLDING COMPANY FROM BERMUDA TO SWITZERLAND
PEMBROKE, BERMUDA, December 1, 2010 — Allied World Assurance Company Holdings, AG (NYSE: AWH) announced today that it has completed the previously announced redomestication of its group holding company from Bermuda to Switzerland. The new Swiss holding company will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the applicable corporate governance rules of the New York Stock Exchange (NYSE) and will continue to report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. Shareholders will continue to receive dividends in U.S. dollars, and the company’s common shares will continue to trade on the NYSE under the ticker symbol “AWH.”
On November 18, 2010, Allied World’s shareholders approved the proposed scheme of arrangement related to the company’s redomestication to Switzerland. The redomestication became official following the filing of the Supreme Court of Bermuda’s approval of the scheme of arrangement with the Bermuda Registrar of Companies.
Scott Carmilani, Allied World’s President and Chief Executive Officer, said “We are very excited about our redomestication to Switzerland. We have grown from a Bermuda based start-up in 2001 to a global organization with over 700 employees located in eight different countries. We see this redomestication as a strategic step in our company’s progression as we move forward with the goal of enhancing our presence around the world.”
About Allied World Assurance Company
Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of branches and affiliates. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company, and our Lloyd’s Syndicate 2232 is rated A+ (Strong) by Standard & Poor’s and Fitch. Please visit our website at www.awac.com for further information on Allied World.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and

Press Release
uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by difficulties we may encounter with the transition to a new jurisdiction of incorporation and statutory regime; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
Media:
Faye Cook
Vice President, Marketing & Communications
+1-441-278-5406
faye.cook@awac.com
Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com
Website: www.awac.com